AMIH Subsidiary, Novopelle Waterway, Inc., Executes Lease Agreement to

Open Novopelle Med Spa Location in The Woodlands, TX

ADDISON, TX, November 15, 2019 — American International Holdings Corp. (OTC: AMIH, or the “Company”) is pleased to announce that its newly formed subsidiary, Novopelle Waterway, Inc. (“Novopelle Waterway”) has entered into a Lease Agreement with 20 & 25 Waterway Holdings, LLC (the “Landlord”) to lease and occupy approximately 1,254 square feet of commercial retail space located in The Woodlands, TX to operate a newly established Novopelle Med Spa (the “Lease Agreement”).

“We have been in the process of searching for and identifying strategic locations in which to open additional Novopelle branded medical spa locations since we established our first location in Mckinney, TX earlier this year”, comments Esteban Alexander, the Company’s Chief Operating Officer. “We are very fortunate to have found a location in The Woodlands, a very prominent and affluent community located north of Houston, TX. The opening of this location is in line with our current business plan to establish additional Novopelle branded medical spas to add to our current portfolio”, further comments Mr. Alexander.

The new Novopelle Med Spa will be located in The Woodlands Waterway, a prestigious retail center that is home to various high-end restaurants, retail stores, parks and hotels. The Lease Agreement has a term of five (5) years and commences on the date which is the earlier to occur of (a) one hundred ten (110) days following delivery of the premises to Novopelle Waterway, or (b) the day upon which Novopelle Waterway opens for business.

About The Company

American International Holdings Corp (OTC:AMIH) is a diversified holding company dedicated to acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

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SOURCE: American International Holdings Corp.

Contact information at: info@amihcorp.com